EXHIBIT 10.4

FIRST AMENDMENT TO ASSET PURCHASE AGREEMENT

THIS FIRST AMENDMENT TO ASSET PURCHASE AGREEMENT (the “Amendment”) is entered into as of the 29th day of June, 2016 by and between CLP SNOWSHOE, LP, a Delaware limited partnership, CLP MAMMOTH, LP, a Delaware limited partnership, CLP COPPER, LP, a Delaware limited partnership, CLP STRATTON, LP, a Delaware limited partnership, and CLP SANDESTIN, LP, a Delaware limited partnership (collectively “Sellers”) and IMPERIUM BLUE SKI VILLAGES, LLC, a Georgia limited liability company ( “Purchaser”).

RECITALS

WHEREAS Sellers and Purchaser entered into an Asset Purchase Agreement dated May 31, 2016 (the “Agreement”) whereby Sellers agreed to sell to Purchaser and Purchaser agreed to acquire from Sellers certain real property more fully described therein; and

WHEREAS Sellers and Purchaser wish to amend certain terms of the Agreement as set forth below.

NOW THEREFORE in consideration of the mutual covenants and conditions contained herein, the payment to Sellers and Purchaser of Ten and 00/100 Dollars ($10.00), and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Sellers and Purchaser agree as follows:

1.    All capitalized terms not otherwise defined herein shall have the meaning ascribed to such term in the Agreement.

2.    Sellers and Purchaser agree that the definition of “Due Diligence Period” in Section 1.1 of the Agreement is amended by deleting the words “on the forty-fifth (45th) day following the Effective Date” and replacing such words with “on July 22, 2016”.

3. Sellers and Purchaser agree that Section 3.1 of the Agreement is hereby deleted in its entirety and replaced with the following:
“3.1 Purchase Price. The purchase price for the Assets is SEVENTY-NINE MILLION TWELVE THOUSAND AND 00/100 DOLLARS ($79,012,000.00), as adjusted at Closing for the Prorations as expressly provided in this Agreement.”

4.    Sellers and Purchaser agree that the following shall be added to the Agreement as Section 4.7:
“4.7 Automatic Termination. Notwithstanding anything herein contained, the Parties acknowledge and agree that any termination of the Companion Contracts shall cause this Agreement to be terminated automatically.  If such termination of the Companion Contracts is as a result of a “Sellers’ Default” (as defined in the Companion Contracts), the automatic termination of this Agreement shall constitute a Sellers’ Default under this Agreement and the Purchaser shall be entitled to all rights and remedies set forth in Section 10.1.  If such termination of the Companion Contracts is as a result of a “Purchaser’s Default” (as defined in the Companion Contracts), the automatic termination of this Agreement shall constitute a Purchaser’s Default under this Agreement and the Sellers shall be entitled to all rights and remedies set forth in Section 10.2.”

5.    Sellers and Purchaser agree that the following shall be deleted from the third and fourth lines of Section 5.1.3 of the Agreement:
“or assumed”

6.    Sellers and Purchaser agree that the following shall be added to the Agreement as Section 5.1.22:
“5.1.22 Employees. There are no employees employed by the Sellers or CLP Canada Lessee Corp.”

7.    Sellers and Purchaser agree that the following shall be added to the Agreement as Section 7.1.8:
“7.1.8 Closing of Companion Contracts. The transactions described in the Companion Contracts shall have closed.”

8.    Sellers and Purchaser agree that the fourth (4th) sentence of Section 12.2 of the Agreement is deleted in its entirety and replaced with the following:
“Sellers shall not be liable to the Purchaser’s Indemnitees for any Indemnification Loss incurred by them hereunder until the aggregate amount of all such Indemnification Loss plus any “Indemnification Loss” (as defined in the Companion Contracts), exceeds FIFTY THOUSAND AND/NO DOLLARS ($50,000.00) (the “Seller’s Deductible”), in which event Sellers shall be liable for all Indemnification Loss exceeding the Seller’s Deductible; provided, however, that the maximum aggregate amount of Indemnification Loss incurred by the Purchaser’s Indemnitees for which Sellers shall be liable shall be the Seller’s Indemnification Cap.”

9.     Board Consent. The Sellers acknowledge and agree that they obtained the Board Consent by the Board Deadline and hereby waive the condition in their favor in Section 6.8 of the Agreement.
10.    Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Amendment.
11.    Signatures. This Amendment may be executed by any parties hereto by facsimile signature or “PDF” signatures emailed, and any such signature shall be deemed an original signature and Escrow Agent is hereby authorized and instructed to rely thereon.
12.    Effect of Amendment. In the event of any inconsistencies between this Amendment and the Agreement, the terms of this Amendment shall govern. Except as provided for herein, all other terms and conditions of the Agreement shall remain unchanged, time remains of the essence and the parties hereto reaffirm the terms and conditions of such Agreement. The Amendment may only be varied by a document, in writing, of even or subsequent date hereof, executed by the parties hereto.

IN WITNESSTH WHEREOF, Sellers and Purchaser have set their hand and seal to this instrument the date and year first above written.

SELLERS:

CLP COPPER, LP, a Delaware limited partnership By: CLP COPPER GP, LLC, a Delaware limited liability company, its sole general partner By: Tammy Tipton Name: Tammy Tipton Title: Senior Vice President	CLP MAMMOTH, LP, a Delaware limited partnership By: CLP MAMMOTH GP, LLC, a Delaware limited liability company, its sole general partner By: Tammy Tipton Name: Tammy Tipton Title: Senior Vice President
CLP SNOWSHOE, LP, a Delaware limited partnership By: CLP SNOWSHOE GP, LLC, a Delaware limited liability company, its sole general partner By: Tammy Tipton Name: Tammy Tipton Title: Senior Vice President	CLP STRATTON, LP, a Delaware limited partnership By: CLP STRATTON GP, LLC, a Delaware limited liability company, its sole general partner By: Tammy Tipton Name: Tammy Tipton Title: Senior Vice President

CLP SANDESTIN, LP, a Delaware limited partnership

By: CLP SANDESTIN GP, LLC, a Delaware limited liability company, its sole general partner

By:   Tammy Tipton
Name: Tammy Tipton
Title: Senior Vice President

PURCHASER: IMPERIUM BLUE SKI VILLAGES, LLC, a Georgia limited liability company By: Kyle A. Mowitz Name: Kyle A. Mowitz Title: Authorized Signer of Manager